Calculation of Filing Fee Tables
S-8
DELCATH SYSTEMS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Omnibus 2020 Equity Incentive Plan Common Stock, par value $0.01 per share	Other	2,200,000	$ 10.28	$ 22,616,000.00	0.0001531	$ 3,462.51
2	Equity	2021 Employee Stock Purchase Plan Common Stock, par value $0.01 per share	Other	300,000	$ 8.74	$ 2,622,000.00	0.0001531	$ 401.43
3	Equity	2023 Inducement Awards Plan Common Stock, par value $0.01 per share	Other	450,000	$ 10.28	$ 4,626,000.00	0.0001531	$ 708.24
Total Offering Amounts:						$ 29,864,000.00		$ 4,572.18
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,572.18
Offering Note
[1]	(1) This Registration Statement registers the offer and sale of an aggregate of 2,950,000 shares of common stock of Delcath Systems, Inc. (the "Registrant"), par value $0.01, (the "Common Stock") comprising (i) 2,200,000 shares of Common Stock issuable under the Registrant's 2020 Equity Incentive Plan, as amended (the "2020 EIP"), (ii) 300,000 shares of Common Stock issuable under the Registrant's 2021 Employee Stock Purchase Plan, as amended (the "2021 ESPP"), and (iii) 450,000 shares of Common Stock issuable under the Registrant's 2023 Inducement Awards Plan (the "Inducement Plan"). (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding Common Stock. (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based on (a) the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 11, 2025.

[2]	(1) This Registration Statement registers the offer and sale of an aggregate of 2,950,000 shares of common stock of Delcath Systems, Inc. (the "Registrant"), par value $0.01, (the "Common Stock") comprising (i) 2,200,000 shares of Common Stock issuable under the Registrant's 2020 Equity Incentive Plan, as amended (the "2020 EIP"), (ii) 300,000 shares of Common Stock issuable under the Registrant's 2021 Employee Stock Purchase Plan, as amended (the "2021 ESPP"), and (iii) 450,000 shares of Common Stock issuable under the Registrant's 2023 Inducement Awards Plan (the "Inducement Plan"). (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding Common Stock. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon 85% of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on August 11, 2025. Pursuant to the 2021 ESPP, the purchase price of each share of the Registrant's Common Stock reserved for issuance thereunder will be the lower of 85% of the fair market value on (i) the first day of the offering period or (ii) the exercise date.

[3]	(1) This Registration Statement registers the offer and sale of an aggregate of 2,950,000 shares of common stock of Delcath Systems, Inc. (the "Registrant"), par value $0.01, (the "Common Stock") comprising (i) 2,200,000 shares of Common Stock issuable under the Registrant's 2020 Equity Incentive Plan, as amended (the "2020 EIP"), (ii) 300,000 shares of Common Stock issuable under the Registrant's 2021 Employee Stock Purchase Plan, as amended (the "2021 ESPP"), and (iii) 450,000 shares of Common Stock issuable under the Registrant's 2023 Inducement Awards Plan (the "Inducement Plan"). (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of our outstanding Common Stock. (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and the aggregate offering price are based on (a) the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 11, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A